SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 31, 2003
(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21126	77-0204341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 San Tomas Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 565-7045

Item 5. Other Events.

     The Company, and its subsidiaries, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation (the “Subsidiaries”), are required to file monthly operating reports with the Office of the United States Trustee for the Northern District of California (the “US Trustee”) pursuant to the US Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. In connection therewith, attached hereto as Exhibit 99.1 is the monthly operating report that the Company and the Subsidiaries filed with the US Trustee for the period ended August 31, 2003.

     On September 5, 2003, a bankruptcy court hearing was held in which approximately one hundred patents owned directly by the Company or indirectly through certain of the Company’s subsidiaries were offered for sale to the highest bidder. Trepton Research Group was the successful bidder with a purchase price of $1.97 million dollars. The sale is subject to court approval, among other conditions.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

99.1	SONICblue Incorporated, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation – Chapter 11 Monthly Operating Report to the US Trustee for the period ended August 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2003.
SONICBLUE INCORPORATED
	By	/s/ Marcus Smith

Marcus Smith
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	SONICblue Incorporated, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation – Chapter 11 Monthly Operating Report to the US Trustee for the period ended August 31, 2003.